Exhibit 4.3

AMENDED AND RESTATED
TRUST AGREEMENT

among

First Tennessee Bank National Association,
as Seller,

First Horizon Asset Securities Inc.,
as Depositor,

and

[_____________],
as Owner Trustee

Dated as of [_____________]

FIRST HORIZON ABS TRUST 20[__]-HE[_]
First Horizon HELOC Notes, Series 20[__]-HE[_]

          AMENDED AND RESTATED TRUST AGREEMENT, dated as of [_____________], among First Tennessee Bank National Association, as seller (the “Seller”), First Horizon Asset Securities Inc., as depositor (the “Depositor”) and [_____________], a Delaware banking corporation, acting hereunder not in its individual capacity but solely as owner trustee (the “Owner Trustee”).

          WHEREAS, the Seller, the Depositor and the Owner Trustee entered into a Trust Agreement (the “Original Trust Agreement”), dated as of [__________], and filed with the Secretary of State of the State of Delaware a Certificate of Trust on [_________], creating First Horizon ABS Trust 20[__]-HE[_] (the “Trust”); and

          WHEREAS, the Seller, the Depositor and the Owner Trustee desire to enter into this Amended and Restated Trust Agreement in order to amend and restate in its entirety the Original Trust Agreement and to provide for the operation of the Trust upon the terms and conditions more particularly set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby amend and restate in its entirety the Original Trust Agreement and agree as follows:

ARTICLE I
DEFINITIONS

          Section 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

          Agreement: This Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

          Bankruptcy Action: As defined in Section 4.1.

          Certificate: If the Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to Section 3.5, a certificate executed by the Trust and authenticated by or on behalf of the Owner Trustee, substantially in the form of Exhibit C.

          Certificate of Trust: The Certificate of Trust in the form of Exhibit A to the Original Trust Agreement, which was filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

          Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          Corporate Trust Office: With respect to (i) the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at [_________________], Attention: [_________________]; or (ii) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at [__________________], Attention: [________________].

          Depositor: First Horizon Asset Securities Inc., a Delaware corporation. Distribution Account: As defined in the Sale and Servicing Agreement.

          ERISA: As defined in Section 3.10.

          Exchange Act: The Securities Exchange Act of 1934, as amended. Expenses: As defined in Section 8.2.

          Indenture: The Indenture, dated as of [________], between the Trust and the Indenture Trustee.

          Indenture Trustee: [_____________], a [_____________], as Indenture Trustee under the Indenture or any successor indenture trustee under the Indenture appointed in accordance with such agreement.

          Initial Note Principal Balance: With respect to the Class A Notes, $[__________].

          Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement dated as of [_____________] among the Indenture Trustee, the Depositor, the Seller, the Master Servicer and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

          Master Servicer: First Tennessee Bank National Association, in its capacity as Master Servicer under the Sale and Servicing Agreement, or any successor master servicer appointed pursuant to the Sale and Servicing Agreement.

          Non-U.S. Person: Any Person other than (i) a citizen or resident of the United States, (ii) an entity treated for United States federal income tax purposes as a corporation or partnership created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of an entity treated as a partnership, Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (v) certain trusts in existence on August 20, 1996 and treated as United States persons on such date that elect to continue to be so treated.

          Original Trust Agreement: As defined in the recitals hereof.

          Owner Trust Estate: The contribution of $1 referred to in Section 2.5, the Trust Estate, and any other assets of the Trust that are not part of the Trust Estate.

          Owner Trustee: [_____________], a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

          Plan: As defined in Section 3.10.

          Prospective Transferor: Any prospective purchaser or prospective transferee of the Transferor Interest.

          Rating Agency Condition: With respect to certain actions requiring Rating Agency consent, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Insurer and the Trust in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes, without regard to the Insurance Policy.

          Record Date: The Business Day immediately preceding the related Payment Date; provided, however, that if any Class A Note becomes a Definitive Note, the Record Date for such Class A Note shall be the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.

          Registrar: [_____________], a [_____________], in its capacity as Registrar hereunder, and any successor or permitted assignee thereof.

          Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of [_____________], among the Seller, the Depositor, the Trust, the Master Servicer and the Indenture Trustee.

          Secretary of State: The Secretary of State of the State of Delaware.

          Seller: First Tennessee Bank National Association, a national banking association as Seller under the Mortgage Loan Purchase Agreement.

          Statutory Trust Act: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

          Transaction Documents: Each of this Agreement, the Insurance and Indemnification Agreement, the Administration Agreement, the Indenture and the Sale and Servicing Agreement, as each may be amended or supplemented from time to time.

          Transferor: The owner of the Transferor Interest as shown on the Transferor Interest Register. The initial owner of the Transferor Interest as shown on the Transferor Interest Register is First Tennessee Bank National Association.

          Transferor Interest: As defined in Section 3.2.

          Transferor Interest Register: A register kept by the Registrar in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the ownership of the Transferor Interest and the registration of transfers of the Transferor interest. The location of the Registrar shall be the same as that of the Corporate Trust Office of the Indenture Trustee.

          Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          Trust: First Horizon ABS Trust 20[__]-HE[_], the Delaware statutory trust created pursuant to this Agreement.

          Trust Estate: The assets subject to the Sale and Servicing Agreement, the Mortgage Loan Purchase Agreement, this Trust Agreement and the Indenture, assigned to the Indenture Trustee pursuant to the Indenture, which assets consist of (i) each Mortgage Loan and the related Mortgage File, including its Principal Balance (including all Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of the Trust) and all collections in respect of interest and principal received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that has become REO Property; (iii) the Seller’s rights under any insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans (including any Insurance Proceeds); (iv) such other assets as shall from time to time be identified as on deposit in the Collection Account and Distribution Account in accordance with the Sale and Servicing Agreement; (v) the Depositor’s rights under the Mortgage Loan Purchase Agreement; (vi) the Insurance Policy and the proceeds of any draw thereunder; (vii) any proceeds of any of the foregoing (i) through (vi); and (viii) all other assets included or to be included in the Trust for the benefit of Noteholders and the Insurer.

          Underwriter: [_________________], as underwriter of the First Horizon HELOC Notes, Series 20[__]-HE[_].

Section 1.2 Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this

Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
ORGANIZATION

          Section 2.1 Name. The Trust continued hereby shall be known as “First Horizon ABS Trust 20[__]-HE[_],” in which name the Owner Trustee may conduct the business of the Trust and make and execute contracts and other instruments on behalf of the Trust and the Trust may sue and be sued.

          Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Transferor and Insurer.

          Section 2.3 Purposes and Powers.

(a) The purpose of the Trust is to engage in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Transferor Interest pursuant to this Agreement and to sell such Notes and Transferor Interest;

          (ii) with the proceeds of the sale of the Notes and the Transferor Interest, to fund start-up and transactional expenses of the Trust and to pay the balance to the Depositor, or at the direction of the Depositor, to pay the Seller, as its interests may appear pursuant to the Sale and Servicing Agreement;

          (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Transferor pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

          (v) to engage in those activities, including executing agreements, instruments and certificates, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Transferor.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Transaction Documents.

          Section 2.4 Appointment of Owner Trustee. The Depositor has appointed the Owner Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein.

          Section 2.5 Initial Capital Contribution of Owner Trust Estate. Pursuant to the Original Trust Agreement, the Depositor sold, assigned, transferred, conveyed and set over to the Trust the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date of the Original Trust Agreement, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          Section 2.6 Declaration of Trust; Fiscal Year.

          (a) The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Transferor, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Owner Trust Estate and the Transferor being the owner of the Transferor Interest. None of the Owner Trustee, the Transferor, the Seller or the Depositor will make an affirmative election on Internal Revenue Service Form 8832 to have the Trust taxed as a corporation for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State.

(b) The Trust’s fiscal year will be January 1st to December 31st.

          Section 2.7 Title to Trust Property.

          (a) Subject to the Indenture, legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-owner trustee and/or a separate trustee, as the case may be.

          (b) The Transferor shall not have legal title to any part of the Owner Trust Estate. No transfer by operation of law or otherwise of any interest of the Transferor shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Owner Trust Estate.

          Section 2.8 Situs of Trust. The Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

          Section 2.9 Representations and Warranties of the Depositor.

          The Depositor hereby represents and warrants to the Owner Trustee and the Insurer that:

          (a) The Depositor is a validly existing Delaware corporation in good standing. The Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Depositor; this Agreement evidences the valid, binding andenforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

          (b) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the Depositor’s charter and bylaws, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor, or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its respective property is subject.

(c) To the Depositor’s best knowledge, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state,

municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

          (d) To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          Section 2.10 Federal Income Tax Allocations. Net income of the Trust for any month, as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof), shall be allocated to the Transferor.

ARTICLE III
TRANSFEROR INTEREST AND TRANSFERS OF
THE TRANSFEROR INTEREST

          Section 3.1 Initial Ownership. Upon the execution of this Agreement, the Transferor shall be the sole beneficial owner of the Trust, and the Depositor agrees that it shall have no beneficial interest in the Trust and shall not be a beneficial owner of the Trust.

          Section 3.2 The Transferor Interest. The Transferor Interest (as defined below) shall initially be uncertificated and shall represent the entire beneficial ownership interest in the assets of the Owner Trust Estate, subject to the debt represented by the Notes (the “Transferor Interest”). The Transferor Interest may be certificated and represented by the Certificate as provided in Section 3.5. The Transferor Interest may be assigned by the Transferor as provided in Section 3.10.

          Upon the completion of a transfer in accordance with the terms and conditions of this Article III, a transferee of the Transferor Interest shall become the Transferor, and shall be entitled to the rights and subject to the obligations of the Transferor hereunder, upon such transferee’s acceptance of the Transferor Interest and upon such transfer being duly registered in such transferee’s name pursuant to Section 3.4.

          Section 3.3 Purchase of Additional Balances. Pursuant to the Sale and Servicing Agreement, Principal Collections may be applied by the Master Servicer to purchase Additional Balances for the Trust during a Due Period. If on any Payment Date, Principal Collections are insufficient to purchase all Additional Balances required to be purchased on such Payment Date, the Transferor will advance funds to the Trust to purchase the Additional Balances that were not funded by Principal Collections. The Transferor will be entitled to reimbursement for any such advanced funds from Principal Collections remaining on any Payment Date, but only from the amounts released from the Trust pursuant to Section 5.01(a)II.(iii) of the Sale and Servicing Agreement.

          If the Transferor fails to advance to the Trust the amounts specified in the preceding paragraph, the Seller will be required to purchase, and the Transferor will be required to sell, the Transferor Interest and the Seller will assume all of the obligations of the Transferor, including the obligation to make advances as provided in the preceding paragraph.

          Section 3.4 Registration of Transfer and Exchange of Transferor Interest. The Owner Trustee hereby appoints [_____________] as Registrar under this Agreement. The Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Transferor Interest Register. Subject to such reasonable regulations as the Registrar may prescribe, the Transferor Interest Register shall provide for the registration of the Transferor Interest and of transfer and exchange of the Transferor Interest as herein provided. The Registrar, subject to Section 3.10, on behalf of the Trust shall note on the Transferor Interest Register any transfer of the Transferor Interest.

          Section 3.5 Certification of Transferor Interest.

          (a) The Transferor shall initially hold the Transferor Interest in the form of an uncertificated interest. The Transferor may elect at any time, by written notice to the Owner Trustee, to have the Transferor Interest be evidenced by a Certificate. If the Transferor elects to have the Transferor Interest be in certificated form, the Certificate will be issued in registered form, substantially in the form of Exhibit C, and shall be executed and delivered by the Owner Trustee to the Transferor. Upon issuance, the Certificate shall be a single certificate and shall represent the entire Transferor Interest. If, after electing to have the Transferor Interest evidenced by the Certificate, the Transferor elects to have the Transferor Interest be an uncertificated interest, the Transferor shall deliver to the Owner Trustee for cancellation the Certificate previously issued to the Transferor.

          (b) Each Certificate shall be executed by manual or facsimile signature on behalf of the Owner Trustee by any responsible officer thereof. Any Certificate bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificate or does not hold such office at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Registrar by the manual signature of a Responsible Officer, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

          Section 3.6 Persons Deemed Transferors. Prior to due assignment of the Transferor Interest for registration of transfer, the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Insurer and the Registrar may treat the Person in whose name the Transferor Interest shall be registered in the Transferor Interest Register as the owner thereof for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Insurer or the Registrar shall be bound by any notice to the contrary.

          Section 3.7 [Reserved].

          Section 3.8 Maintenance of Office or Agency. The Registrar shall maintain an office or offices or agency or agencies (initially, the Corporate Trust Office of the Indenture Trustee) where instructions for the transfer of the Transferor Interest may be delivered for registration of transfer or exchange pursuant to Section 3.4 and where notices and demands to or upon the Registrar in respect of the Transferor Interest and the Transaction Documents may be served. The Registrar shall give prompt written notice to the Seller, the Insurer, the Owner Trustee and the Transferor of any change in the location of the Transferor Interest Register or any such office or agency.

          Section 3.9 Appointment of Paving Agent. The Trust hereby appoints the Indenture Trustee as Paying Agent under this Agreement. The Paying Agent shall make distributions to the Transferor from the Distribution Account pursuant to Section 5.2 of this Agreement and Section 5.01 of the Sale and Servicing Agreement and shall report the amounts of such distributions to the Owner Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making the distributions referred to above. In the event that the Indenture Trustee shall no longer be the Paying Agent hereunder, the Trust shall appoint a successor to act as Paying Agent (which shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities). The Trust shall cause such successor Paying Agent or any additional Paying Agent appointed by it to execute and deliver to the Trust an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trust that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Transferor in trust for the benefit of the Transferor until such sums shall be paid to the Transferor. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          Section 3.10 Restrictions on Transfers of Transferor Interest. To the fullest extent permitted by applicable law, the Transferor Interest shall not be sold, pledged, transferred or assigned, except as provided below.

          (a) The Transferor Interest may not be acquired by or for the, account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or (iii) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan’s investment in the entity or otherwise (each, a “Plan”). Each Prospective owner of the Transferor Interest, other than the Seller or an affiliate of the Seller, shall represent and warrant, in writing, to the Owner Trustee and the Registrar and any of their respective successors that:

(i) Such Person is (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and is aware that the seller of such Transferor Interest may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Transferor Interest for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, (B) an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (C) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the 1940 Act, as amended (including, but not limited to, the Seller or the Depositor).

          (ii) Such Person understands that such Transferor Interest has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a “qualified institutional buyer,” (B) “an accredited investor” or (C) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in each case in a transaction meeting the requirements of Rule 1.44A under the Securities Act or that is otherwise exempt from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

(iii) Such Person shall comply with the provisions of Section 3.10(b), as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Transferor Interest.

(iv) Such Person is not a Non-U.S. Person, unless this restriction is waived in writing as to such Person by the Seller.

          (b) Each Prospective Transferor, other than the Depositor or an Affiliate of the Depositor, shall represent and warrant, in writing, to the Owner Trustee and the Registrar and any of their respective successors, in accordance with Exhibit B hereto, that the Prospective Transferor is not (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is subject to the provisions of Title I of ERISA, or (B) a “plan within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (C) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan’s investment in the entity or otherwise (each, a “Plan”) and is not directly or indirectly purchasing such Transferor Interest on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

          (c) The Registrar shall not permit the transfer of the Transferor Interest unless provided with IRS Form W-8ECI or W-9 in form satisfactory to the Paying Agent, duly executed by the Transferee or his attorney duly authorized in writing.

          (d) No pledge or transfer of the Transferor Interest shall be effective unless such purchase or transfer is (i) to a single beneficial owner and (ii) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not be an expense of the Trust, the Registrar, the Master Servicer or the Seller, to the effect that (a) such pledge or transfer will not cause the Trust to be treated for federal income tax purposes as an association taxable as a corporation, a taxable mortgage pool, or a publicly traded partnership taxable as a corporation and (b) such pledge or transfer will not jeopardize the status of the Notes as debt for all purposes.

ARTICLE IV
ACTIONS BY OWNER TRUSTEE

          Section 4.1 Prior Notice to the Transferor and the Insurer with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action, and neither the Transferor nor the Insurer shall direct the Owner Trustee to take any action, unless (i) the Insurer has provided its written consent and (ii) at least 30 days before the taking of such action, the owner Trustee shall have notified the Transferor in writing of the proposed action and neither the Transferor nor the Insurer shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Transferor has withheld consent or the Transferor or the Insurer has provided alternative direction:

          (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

(c) the amendment or other change to this Agreement or any Transaction Document in circumstances where the consent of any Noteholder or the Insurer, is required;

          (d) the amendment or other change to this Agreement or any Transaction Document in circumstances where the consent of any Noteholder or the Insurer is not required and such amendment materially adversely affects the interest of the Transferor;

          (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, paying Agent or Indenture Trustee of its obligations under the Indenture;

(f) the consent to the calling or waiver of any default of any Transaction

(g) the consent to the assignment by the Indenture Trustee or the Seller of their respective obligations under any Transaction Document;

(h) except as provided in Article D{ hereof, dissolve, terminate or liquidate the Trust in whole or in part;

          (i) merge or consolidate the Trust with or into any other entity, or, except as contemplated by the Section 3.16 of the Indenture, convey or transfer all or substantially all of the Trust’s assets to any other entity;

(j) cause the Trust to incur, assume or guaranty any indebtedness other than the Notes, as set forth in this Agreement;

(k) do any act that conflicts with any other Transaction Document;

(l) do any act which would make it impossible to carry on the ordinary business of the Trust;

(m) confess a judgment against the Trust;

(n) possess Trust assets, or assign the Trust’s right to property, for other than a Trust purpose; or

(o) change the Trust’s purpose and powers from those set forth in this Agreement.

          In addition, except as specifically contemplated by the Transaction Documents, the Trust shall not commingle its assets with those of any other entity. The Trust shall (i) maintain its financial and accounting books and records separate from those of any other entity; (ii) maintain its office and bank accounts separate from any other person or entity and to hold itself out as a separate entity; (iii) not commingle its assets with those of any other person or entity; (iv) conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any Person, Noteholder or Affiliate; (v) other than as expressly set forth herein, pay its indebtedness and operating expenses from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person, Noteholder or Affiliate; (vi) observe all formalities required under the Statutory Trust Act and other formalities required by the Transaction Documents; (vii) not guarantee or become obligated for the debts of any other person or entity; (viii) not hold out its credit as being available to satisfy the obligation of any other person or entity; (ix) not acquire the obligations or securities of its Noteholders or its Affiliates; (x) other than as expressly set forth herein, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity; (xi) other than as expressly set forth herein, not pledge its assets for the benefit of any other person or entity; (xii) hold itself out as a separate entity from each Noteholder and not conduct any business in the name of any Noteholder; (xiii) correct any known misunderstanding regarding its separate identity; (xiv) not identify itself as a division of any other person or entity; (xv) other than as expressly set forth herein, the Trust will conduct business with the Noteholders or any Affiliate thereof on an arm’s-length basis; (xvi) maintain adequate capital in light of its contemplated business operations; (xvii) correct any known misunderstanding regarding its separate identity; and (xviii) maintain appropriate records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or the Seller, and any of their respective affiliates. For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Transferor. The pricing and other material terms of all transactions and agreements (other than the issuance of the Notes and the Transaction Documents) to which the Trust is a party shall be intrinsically fair to all parties thereto; provided that the Owner Trustee shall be entitled to rely on the determination of such fact by any party entitled to direct the Owner Trustee to enter into such agreement or transaction on behalf of the Trust.

          The Owner Trustee shall not have the power, except upon the direction of the Transferor and with the consent of the Insurer (which consent shall not be unreasonably withheld), and to the extent otherwise consistent with the Transaction Documents, to (i) remove or replace the Seller or the Indenture Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust’s creditors, (vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the Indenture remains in effect, the Transferor shall not have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

          Section 4.2 [Reserved].

          Section 4.3 Action by Transferor with Respect to Bankruptcy. To the fullest extent permitted by applicable law, the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior consent and approval of (i) the Insurer; (ii) the Transferor; and (iii) the Indenture Trustee, and the delivery to the Owner Trustee by the Transferor of a certificate certifying that such Transferor reasonably believes that the Trust is insolvent. The terns of this Section 4.3 shall survive for one year and one day following the termination of this Agreement

          Section 4.4 Restrictions on Transferor’s Power. The Transferor shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3 hereof, nor shall the Owner Trustee be obligated to follow any such direction, if given.

          Section 4.5 Rights of Insurer. Notwithstanding anything to the contrary in the Transaction Documents, (a) the Owner Trustee shall provide prompt written notice to the Insurer of any action, proceeding or investigation that to the actual knowledge of the Owner Trustee could adversely affect the Trust or the Trust Estate or the rights or obligations of the Insurer under any of the Transaction Documents or under the Policy, (b) if no Insurer Default shall have occurred and be continuing, and the Seller shall be actively defending any action, proceeding or investigation brought against the Trust or the Trust Estate that could materially adversely affect the Trust or the Trust Estate or the rights or obligations of the Insurer under any of the Transaction Documents or under the Policy, then the Owner Trustee shall, upon written notice from the insurer, allow the Insurer to institute, assume or control the defense of such action, proceeding or investigation and (c) without the prior written consent of the Insurer (so long as no insurer Default shall have occurred and be continuing), the Owner Trustee shall not (i) initiate any investigation, claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any receivable or any rights of the Trust thereunder, (ii) authorize the merger or consolidation of the

Trust with or into any other statutory trust or other entity (other than in accordance with Section 3.16 of the Indenture) or (iii) amend the Certificate of Trust.

ARTICLE V
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          Section 5.1 Establishment of Trust Account. The Trust hereby appoints the Indenture Trustee for the purpose of establishing and maintaining the Distribution Account and making the distributions therefrom to the Persons entitled thereto pursuant to Section 5.01 of the Sale and Servicing Agreement. The Trust shall cause the Indenture Trustee to establish and maintain with the Indenture Trustee for the benefit of the Trust one or more Eligible Accounts in accordance with the Indenture.

          Section 5.2 Application Of Trust Funds.

(a) On each Payment Date, the Paying Agent shall make the distributions and payments set forth in Section 5.01 of the Sale and Servicing Agreement from amounts on deposit in the Distribution Account.

          (b) On or before the third Business Day following each Payment Date, the Paying Agent shall send to DTC the statement provided to the Paying Agent by the Indenture Trustee pursuant to Section 5.03 of the Sale and Servicing Agreement with respect to such Payment Date.

          (c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Transferor, such tax shall reduce the amount otherwise distributable to the Transferor in accordance with this Section 5.2. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Transferor sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Paying Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Transferor shall be treated as cash distributed to the Transferor at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Non-U.S. Person), the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that the Transferor wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with the Transferor in making such claim so long as the Transferor agrees to reimburse the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred.

          Section 5.3 Method of Payment. Distributions required to be made to the Transferor on any Payment Date shall be made to the Transferor of record on the preceding Record Date in the manner set forth in Section 5.01 of the Sale and Servicing Agreement.

          Section 5.4 [Reserved].

          Section 5.5 Accounting and Reports to the Transferor, the Internal Revenue Service and Others. Upon written request of the Transferor, the Owner Trustee shall deliver to the Transferor such information, reports or statements in its possession as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Transferor to prepare its respective federal and state income tax returns. Consistent with the Trust’s characterization for tax purposes as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust or the Transferor shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Administrator, on behalf of the Trust, shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Administrator, on behalf of the Trust, shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Transferor at least five days before such returns are due to be filed. The Transferor, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Administrator and such returns shall be filed by, or at the direction of, the Administrator with the appropriate tax authorities.

ARTICLE VI
AUTHORITY AND DUTIES OF OWNER TRUSTEE

          Section 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Notes, and the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Article III, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A Notes in an aggregate principal amount equal to $[__________] and to execute on behalf of the Trust any filing authorizations relating to financing statements to be filed pursuant to the Indenture and any cross receipts related to the Transaction Documents. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents.

          Section 6.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which it is a party and to administer the Trust in the interest of the Transferor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out their respective obligations under the Administration Agreement.

          Section 6.3 Action upon Instruction.

          (a) Subject to Article IV herein and in accordance with the terms of the Transaction Documents, the Transferor or the Insurer (so long as no Insurer Default exists) may by written instruction direct the Owner Trustee in the management of the Trust but only to the extent consistent with the limited purpose of the Trust.

          (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor and the Insurer (so long as no Insurer Default exists) requesting instruction from the Transferor and the Insurer (so long as no Insurer Default exists) as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Insurer, or if there is an Insurer Default, the Transferor, received, the Owner Trustee shall not be liable on account of such action to any Person. In the event that the written instructions received from the Transferor and the Insurer are in conflict, preference shall be given to the Insurer. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement provides no direction to the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor and the Insurer requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Insurer, or if there is an Insurer Default, the Transferor, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

          Section 6.4 No Duties. Except as Specified in this Agreement the Transaction Documents or in Instructions The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement, any Transaction Document to which the Owner Trustee is a Party or in any written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare, execute or file any tax or Securities and Exchange Commission filing for the Trust or to record this Agreement or any Transaction Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

          Section 6.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents or (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3 above.

          Section 6.6 Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 hereof or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for Federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

ARTICLE VII
CONCERNING THE OWNER TRUSTEE

          Section 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and subject to the terms and conditions of the Transaction Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 below expressly made by [_____________]. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

          (b) no provision of this Agreement or any Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

          (d) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents, other than the execution and delivery of the Certificate (if the Transferor Interest is certificated and represented by the Certificate as provided in Section 3.5 above), and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder, to the Transferor or other than as expressly provided for herein and in the Transaction Documents;

          (e) the Owner Trustee shall not be liable for the default or misconduct of the Seller, the Indenture Trustee, or the Master Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents that are required to be performed by the Indenture Trustee under the Indenture, the Master Servicer under the Sale and Servicing Agreement, the Administrator or the Seller under the Administration Agreement or the Registrar or any Paying Agent hereunder;

          (f) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Transferor, unless such Transferor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right. of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act; and.

(g) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Insurer or the

Transferor to the extent such action or direction is permitted by the Transaction Documents.

          Section 7.2 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Transferor promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents and (b) to the Insurer promptly upon written request therefor, copies of this Agreement.

          Section 7.3 Representations and Warranties. [_____________] hereby represents and warrants to the Depositor, for the benefit of the Transferor and the Insurer, that:

          (a) It is a [_____________] duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

          (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

          (d) This Agreement has been duly authorized, executed and delivered by [_____________] and constitutes a valid, legal and binding obligation of [_____________], enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (e) [_____________] is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

          (f) No litigation is pending or, to the best of [_____________]’s knowledge, threatened against [_____________] which would prohibit its entering into this Agreement or performing its obligations under this Agreement,

Section 7.4 Reliance; Advice of Counsel.

          (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Transaction Document.

          Section 7.5 Not Acting in Individual. Capacity Except as provided in this Article VII, in accepting the trusts hereby created, [_____________] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

          Section 7.6 Owner Trustee Not Liable for the Transferor Interest or the Mortgage Loans. The recitals contained herein and in the Certificate (other than the signature of the Owner Trustee on the Certificate, if the Transferor Interest is certificated and represented by the Certificate as provided in Section 3.5) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Transaction Document or of the Transferor Interest (other than the signature of the Owner Trustee on the Certificate, if the Transferor Interest is certificated and represented by the Certificate as provided in Section 3.5 above, and as specified in Section 7.3 hereof) or the Notes, or of any Mortgage Loans or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the

Owner Trust Estate or its ability to generate the payments to be distributed to the Transferor under this Agreement or to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Mortgage Loan on any computer or other record thereof; the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Seller or the Master Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Depositor, the Seller, the Indenture Trustee, the Administrator or the Master Servicer or any subservicer taken in the name of the Owner Trustee.

          Section 7.7 Owner Trustee. May Own the Transferor Interest and the Notes The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Transferor Interest or the Notes and may deal with the Depositor, the Seller, the Indenture Trustee, the Administrator and the Master Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

          Section 7.8 Licenses. Upon written request, the Owner Trustee shall cooperate with the Administrator in connection with the Administrator’s causing the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof; provided, however, that the Owner Trustee shall have no duty to obtain and maintain any such licenses.

ARTICLE VIII
COMPENSATION OF OWNER TRUSTEE

          Section 8.1 Owner Trustee’s Fees and Expenses. [_____________] shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Trust for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

          Section 8.2 Indemnification. The Trust shall be liable as primary obligor for, and shall indemnify the Owner Trustee (including in its individual capacity) and its successors, assigns, agents, employees, officers, directors and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify an

Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1 hereof. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

          Section 8.3 Payments to the Owner. Trustee Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

          Section 8.4 Amounts Unpaid. To the extent any amounts owed to the Owner Trustee (including in its individual capacity) pursuant to Sections 8.1 and 8.2 hereof are not paid to the Owner Trustee within 15 days of a request for payment thereof, the Seller agrees to pay such amounts to the Owner Trustee. The obligations of the Seller contained in this Section 8.4 shall survive the resignation of the Owner Trustee or the termination of the Trust or this Agreement.

ARTICLE IX
TERMINATION OF TRUST AGREEMENT

          Section 9.1 Termination of Trust Agreement.

          (a) The Trust shall dissolve and commence winding up pursuant to the Statutory Trust Act upon the satisfaction and discharge of the Indenture pursuant to Section 4.1 of the Indenture and the termination of the Sale and Servicing Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of the Transferor shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Transferor’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) The Transferor Interest shall be subject to an early redemption or termination at the option of the Master Servicer in the manner and subject to the provisions of the Sale and Servicing Agreement.

(c) Except as provided in Sections 9.1(a) and (b) above, none of the Depositor, the Seller, the Administrator, or the Transferor shall be entitled to revoke or terminate the Trust.

          (d) Notice of any termination of the Trust, specifying the Payment Date upon which the Paying Agent shall make payment of the final distribution in respect of the Transferor Interest, or, if the Transferor Interest is certificated and represented by the Certificate, specifying the Payment Date upon which the Transferor shall surrender the Certificate to the Paying Agent for payment of the final distributions and cancellation, shall be given by the Registrar to the Transferor, the Insurer and the Rating Agencies mailed within five Business Days of receipt by the Registrar of notice of such termination pursuant to (a) or (b) above, which notice given by the Registrar shall state (i) the Payment Date upon or with respect to which final payment of the Registrar shall be made upon presentation and surrender of the Transferor Interest (if the Transferor Interest is certificated and represented by the Certificate as provided in Section 3.5) at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon submission of a claim for and acknowledgment of final distribution under the Transferor Interest at the office of the Paying Agent therein specified. The Registrar shall give such notice to the Owner Trustee and the Paying Agent at the time such notice is given to the Transferor. Upon presentation of such submission of a claim for and acknowledgment of final distribution under the Transferor Interest, the Paying Agent shall cause to be distributed to the Transferor amounts distributable on such Payment Date pursuant to Section 5.01 of the Sale and Servicing Agreement.

          In the event that the Transferor shall not have submitted claim for and acknowledgment of final distribution under the Transferor Interest for cancellation within six months after the date specified in the above mentioned written notice, the Registrar shall give a second written notice to the Transferor and the Insurer with respect thereto. If within one year after such second notice, the Registrar may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Transferor concerning the final distribution, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.

          Upon the termination of the Trust pursuant to this Article IX and, if any part of the Transferor Interest is then evidenced by the Certificate, upon the surrender of such Certificate, the Owner Trustee shall sell, assign and convey to the holder of the Transferor Interest or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Trust Estate, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 8.01(b) of the Sale and Servicing Agreement. The Owner Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the holder of the Transferor Interest to vest in the holder of the Transferor Interest or its designee all right, title and interest which the Trust had in the Trust Estate.

          (e) Upon the winding up of the Trust and the final payment on the Certificates in accordance with Section 9.01(c), the Owner Trustee shall cause the Certificate of Trusk to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the Statutory Trust Act. Upon the filing of such certificate of cancellation, this Agreement (except as otherwise provided herein) and the Trust shall terminate and be of no further force or effect. Upon the filing of such certificate of cancellation, this Agreement (except as otherwise provided herein) and the Trust shall terminate and he of no further force or effect.

ARTICLE X
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          Section 10.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of the Statutory Trust Act, organized pursuant to the laws of the United States or a state of the United States, authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; having (or having a parent which has) a long-term rating of at least “A” (or its equivalent) by each of Standard & Poor’s, and Fitch (or as is otherwise acceptable to the Rating Agencies); and being acceptable to the Insurer. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10. 1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

          Section 10.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust, the Indenture Trustee, the Rating Agencies, the Insurer, the Transferor and the Seller. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Owner Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Owner Trustee. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 above and shall fail to resign after written request therefor by the Indenture Trustee, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee may, with the written consent of the Insurer, and, at the direction of the Insurer, shall, remove the Owner Trustee. If the Indenture Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, (i) the Indenture Trustee shall promptly appoint a successor Owner Trustee acceptable to the Insurer by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) upon notice of such removal, the Seller shall pay all fees and expenses owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3, written approval by the Insurer and payment by the Seller of all fees and expenses owed to the outgoing Owner Trustee. The Indenture Trustee shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

          Section 10.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Indenture Trustee, the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee (if acceptable to the Insurer), without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Indenture Trustee and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1 above.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Indenture Trustee shall mail notice of the successor of such Owner Trustee to the Transferor, the Noteholders, the Insurer and the Rating Agencies. If the Indenture Trustee fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

          Section 10.4 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which either may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee, as the case may be, hereunder, provided such corporation shall be eligible pursuant to Section 10.01 above, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee, shall mail notice of such merger or consolidation to the Depositor, the Seller, the Indenture Trustee, the Transferor, the Rating Agencies and the Insurer.

          As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Owner

Trustee, the Owner Trustee shall provide (x) written notice to the Depositor and the Master Servicer of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor Owner Trustee.

          Section 10.5 Appointment of Co-Owner Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Owner Trustee (with the consent of the Insurer, which consent shall not be unreasonably withheld) shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-owner trustee, jointly with the Owner Trustee, or separate owner trustee or separate owner trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-owner trustee or separate trustee under this Section 10.5 shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.1 above and no notice of the appointment of any co-owner trustee or separate trustee shall be required pursuant to Section 10.3 above.

          Each separate trustee and co-owner trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

          (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate owner trustee or co-owner trustee jointly (it being understood that such separate owner trustee or co-owner trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-owner trustee but solely at the direction of the Owner Trustee;

(b) no owner trustee under this Agreement shall be personally liable by reason of any act or omission of any other owner trustee under this Agreement; and

(c) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-owner trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-owner trustees, as if given to each of them. Every instrument appointing any separate owner trustee or co-owner trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article X. Each separate trustee and co-owner trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

          Any separate trustee or co-owner trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any owner trustee or co-owner trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI
MISCELLANEOUS

          Section 11.1 Supplements and Amendments. This Agreement may be amended by the Depositor, the Seller and the Owner Trustee with prior written notice to the Rating Agencies and the Indenture Trustee and with the consent of the Insurer (which consent shall not heunreasonably withheld), but without the consent of any of the Noteholders, the Transferor or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer. An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer if either (i) an Opinion of Counsel is obtained to such effect, or (ii) the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment.

          This Agreement may also be amended from time to time by the Seller, the Depositor and the Owner Trustee, with the prior written consent of the Rating Agencies, the Insurer and the Indenture Trustee, the Noteholders evidencing more than 50% of the Percentage Interests in the Notes and the Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Transferor or (b) reduce the aforesaid Percentage Interests required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the Transferor. The Depositor shall join in any such amendment approved as provided in the preceding sentence so long as such amendment is not adverse to the interests of the Depositor.

          Promptly after the execution of any such amendment, the Owner Trustee shall furnish written notification of the substance of such amendment to the Indenture Trustee, the Insurer and each of the Rating Agencies.

          It shall not be necessary for the consent of the Transferor, the Noteholders or the Indenture Trustee pursuant to this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Transferor provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Transferor and the Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

          Section 11.2 No Legal Title to Owner Trust Estate in Transferor. The Transferor shall not have legal title to any part of the Owner Trust Estate. The Transferor shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX herein. No transfer, by operation of law or otherwise, of any right, title, or interest of the Transferor to and in its Transferor Interest shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any pan of the Owner Trust Estate.

          Section 11.3 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Trust, the Insurer, the Transferor, the Depositor and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          Section 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Seller, First Tennessee Bank National Association, 165 Madison Avenue, 8th Floor, Memphis, Tennessee 38103, Attention: [________], (ii) in the case of the Depositor, First Horizon Asset Securities Inc. 4000 Horizon Way, Irving, Texas 75063, Attention: [_________], (iii) in the case of the Owner Trustee, [______________], Attention: [_______________], or by facsimile at [____________] and (iv) in the case of the Transferor, as set forth in the Transferor Interest Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Transferor shall be effective upon mailing or personal delivery.

          Section 11.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 11.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 11.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Seller, the Owner Trustee, the Insurer and its successors and the Transferor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Transferor shall bind the successors and assigns of the Transferor.

          Section 11.8 No Petition. To the fullest extent permitted by applicable law, the Owner Trustee and the Seller, by entering into this Agreement, the Transferor, by accepting the Transferor Interest, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor, the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy law.

          Section 11.9 [Reserved].

          Section 11.10 No Recourse. The Transferor by accepting the Transferor Interest acknowledges that the Transferor’s Transferor Interest represents a beneficial interest in the assets of the Trust only and does not represent an interest in or an obligation of the Master Servicer, the Seller, the Depositor, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Transferor Interest or the Transaction Documents.

          Section 11.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 11.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.13 [Reserved].

          Section 11.14 Third Party Beneficiary. The parties hereto acknowledge that the Insurer is an express third party beneficiary hereof entitled to enforce the provisions hereof as if it were actually a party hereto. Nothing in this Section 11.14 however shall be construed to mitigate in any way, the fiduciary responsibilities of the Owner Trustee to the beneficiaries of the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

[_____________],
as Owner Trustee

By:

Name:

Title:

FIRST HORIZON ASSET SECURITIES, INC., as Depositor

By:

Name:

Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Depositor

By:

Name:

Title:

Amended and Restated Trust Agreement – Signature Page

EXHIBIT A

CERTIFICATE OF TRUST
OF
FIRST HORIZON ABS TRUST 20[__]-HE[_]

          This Certificate of Trust of First Horizon ABS Trust 20[__]-HE[_] (the “Trust”) is being duly executed and filed on behalf of the Trust by [_____________], a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

          1. Name. The name of the trust formed hereby is First Horizon ABS Trust 20[__]-HE[_].

          2. Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is [_____________], Attention: [________________].

          3. Effective Date. Certificate of Trust shall be effective upon filing.

[_____________], as Owner Trustee

By:

Name:

Title:

A-1

EXHIBIT B

TRANSFER CERTIFICATE

[OWNER TRUSTEE]
Attention: [_____________]

[INDENTURE TRUSTEE]
Attention: [____________]

Re:

Amended and Restated Trust Agreement, dated as of [_____________], among First Tennessee Bank National Association, as Seller, First Horizon Asset Securities Inc. and [_____________], as Owner Trustee; First Horizon ABS Trust 20[__]-HE[_], First Horizon HELOC Notes Series 20[__]-HE[_]

Ladies and Gentlemen:

          The undersigned (the “Transferee”) has agreed to purchase from ___________________ (the “Transferor”) the Transferor Interest:

          A. Rule 144A “Qualified Institutional Buyers” should complete this section

I. The Transferee is (check one):

____

(i) An insurance company, as defined in Section 2(13) of the Securities Act of 1933, as amended (the “Securities Act’), (ii) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act’), (iii) a business development company as defined in Section 2(a)(48) of the Securities Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (v) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (vi) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (vii) a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, (viii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(2) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or similar business trust; or (ix) an investment advisor registered under the Investment Advisors Act of 1940, which, for each of (i) through (ix), owns and invests on a discretionary basis at least $100 million in securities other than securities of issuers affiliated with the Transferee, securities issued or guaranteed by the United States or a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement, and currency, interest rate and commodity swaps (collectively, “Excluded Securities”);

____

a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that in the aggregate owns and invests on a discretionary basis at least $10 million of securities other than Excluded Securities and securities constituting the whole or part of an unsold allotment to, or subscription by, Transferee as a participant in a public offering;

____

an investment company registered under the Investment Company Act that is part of a family of investment companies (as defined in Rule 144A of the Securities and Exchange Commission) which own in the aggregate at least $100 million in securities other than Excluded Securities and securities of issuers that are part of such family of investment companies;

____	an entity, all of the equity owners of which are entities described in this Paragraph A(I);

____

a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution that in the aggregate owns and invests on a discretionary basis at least $100 million in securities other than Excluded Securities and has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than (i) 16 months preceding the date of transfer of the Transferor Interest to the Transferee in the case of ______________________, and (ii) not more than 18 months preceding such date in the case of a foreign bank or savings association or equivalent institution.

          II. The Transferee is acquiring such Transferor Interest solely for its own account, for the account of one or more others, all of which are “Qualified Institutional Buyers” within the meaning of Rule 144A, or in its capacity as a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a “Qualified Institutional Buyer”. The Transferee is not acquiring such Transferor Interest with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Transferor Interest under the Securities Act.

B. “Accredited Investors” should complete this Section

I. The Transferee is (check one):

____	a bank within the meaning of Section 3(a)(2) of the Securities Act;

____	a savings and loan association or other institution defined in Section 3(a)(5) of the Securities Act;

____	a broker or dealer registered pursuant to the Exchange Act;

____	an insurance company within the meaning of Section 2(13} of the Securities Act;

____	an investment company registered under the Investment Company Act;

____	an employee benefit plan within the meaning of Title I of ERISA, which has total assets in excess of $5,000,000;

____	another entity which is an “accredited investor” within the meaning of paragraph (fill in) of subsection (a) of Rule 501 of the Securities and Exchange Commission.

          II. The Transferee is acquiring such Transferor Interest solely for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Transferor Interest under the Securities Act.

          C. If the Transferee is unable to complete one of paragraph A(I) or paragraph B(I) above, the Transferee must furnish an opinion in form and substance satisfactory to the Trustee of counsel satisfactory to the Trustee to the effect that such purchase will not violate any applicable federal or state securities laws.

          D. The Transferee represents that it is not (A) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, or (B) a “plan” within the meaning of Section 4975(6)(1) of the Code that is subject to Section 4975 of the Code (any such plan or employee benefit plan, a “Plan”) or (C) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan’s investment in the entity and is not directly or indirectly purchasing such Transferor interest on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

III. the Transferee is an “accredited investor” as defined in Rule 501(a) of Regulation D pursuant to the Securities Act.

Very truly yours, [NAME OF PURCHASER]

By:

Name:

Title:

Dated:

THE FOREGOING IS ACKNOWLEDGED THIS ____ DAY OF_______________, 20___.

[NAME OF SELLER]

By:

Title:

EXHIBIT C

FORM OF TRANSFEROR CERTIFICATE

This certificate has not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be resold or transferred unless it is registered pursuant to the Securities Act of 1933 and the securities laws of any state or is sold or transferred in transactions that are exempt from registration under the Securities Act of 1933 and under applicable state law and is transferred in accordance with Section 3.10 of the Agreement (as defined herein). Neither this certificate nor any interest in it may be transferred unless the transferee delivers to the Owner Trustee a representation letter to the effect that the transferee is not an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, a plan subject to Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code. Notwithstanding anything else to the contrary herein, any purported transfer of this certificate to or on behalf of an employee benefit or other plan subject to ERISA or to the Code without the representation letter satisfactory to the Owner Trustee as described above shall be void.

Cut-off Date	:	________ __, 200_
Percentage of Transferor Interest	:	100%
Certificate No.	:	[ ]
First Payment Date		[____________]

FIRST HORIZON ABS TRUST 20[__]-HE[_]

Transferor Certificate
evidencing a percentage interest in the Transferor Interest
evidencing an undivided beneficial interest in the assets of a trust consisting primarily of a pool of home equity revolving credit line mortgage loans sold by
First Horizon Asset Securities Inc.

          This Certificate does not represent an obligation of or interest in First Horizon Asset Securities Inc. (the “Depositor”), First Tennessee Bank National Association or the Owner Trustee or any of their affiliates. Neither this Certificate nor the underlying Trust Estate is guaranteed or insured by any governmental agency or instrumentality.

          This certifies that [_____________________________________] is the registered owner of the Transferor Interest evidenced by this Certificate, which has been issued by First Horizon ABS Trust 20[__]-HE[_], a Delaware statutory trust (the “Trust”), the assets of which consist primarily of a pool of revolving home equity lines of credit secured by first and second liens on residential real property (the “Mortgage Loans”) transferred by the Depositor and serviced by First Tennessee Bank National Association (in that capacity, the “Master Servicer”). The First Horizon ABS Trust 20[__]-HE[_] was created pursuant to a Trust Agreement, dated as of [________] among First Tennessee Bank National Association, as seller, the Depositor and [_____________], as owner trustee (the “Owner Trustee”), as amended and restated by an Amended and Restated Trust Agreement, dated as of [_____________], among First Tennessee Bank National Association, as seller, the Depositor and the Owner Trustee (the “Agreement”) a summary of some of the pertinent provisions of which follows. Capitalized terms used in this Certificate without definition have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the Agreement. The holder of this Certificate by virtue of the acceptance of it agrees to be bound by the Agreement.

          This Certificate evidences the Transferor Interest in the Trust, representing, to the extent specified in the Agreement, an undivided beneficial interest in:

          (i) each Mortgage Loan and the related Mortgage File, including its Principal Balance (including all Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of the Trust) and all collections in respect of interest and principal received after the Cut-off Date;

(ii) property that secured a Mortgage Loan that has become REO Property;

(iii) the Seller’s rights under any insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans (including any Insurance Proceeds);

(iv) such other assets as shall from time to time be identified as on deposit in the Collection Account and the Distribution Account in accordance with the Sale and Servicing Agreement; and

(v) the Depositor’s rights under the Purchase Agreement;

(vi) the Insurance Policy and the proceeds of any draw thereunder;

(vii) any proceeds of any of the foregoing (i) through (vi); and

(viii) all other assets included or to be included in the Trust (collectively, the “Trust Estate”).

A first priority security interest in all the Trust Estate has been granted to the Indenture Trustee under the Indenture.

          The Transferor, by its acceptance of this Certificate, agrees that it will look solely to the funds available under the Agreement for payment of this Certificate and that the Owner Trustee in its individual capacity is not personally liable to the Transferor for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights, and limitations of rights and obligations evidenced by this Certificate, and the rights and obligations of the Owner Trustee.

          The Agreement may be amended by the Depositor, the Seller and the Owner Trustee with prior written notice to the Rating Agencies and the Indenture Trustee and with the consent of the Insurer (which consent shall not be unreasonably withheld), but without the consent of any of the Noteholders, the Transferor or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer. The Agreement may also be amended from time to time by the Seller, the Depositor and the Owner Trustee, with the prior written consent of the Rating Agencies, the Insurer and the Indenture Trustee, the Noteholders evidencing more than 50% of the Percentage Interests in the Notes and the Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor, subject to the limitations set forth in the Agreement.

          No transfer of this Certificate shall be made unless the transfer is exempt from the registration requirements of the Securities Act of 1933 (the “Act”) and any applicable state securities laws or is made in accordance with the Act and those laws. In connection with any transfer of this Certificate, the Registrar will require that each Prospective Transferor, other than a Prospective Transferor of an affiliate of the Depositor, either:

          (i) the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Registrar certifying to the Owner Trustee the facts surrounding the transfer, which investment letter shall not be an expense of the Owner Trustee; or

          (ii) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Registrar that the transfer may be made pursuant to an exemption from the Act, describing the applicable exemption and its basis, or is being made pursuant to the Act, which Opinion of Counsel shall not be an expense of the Registrar or the Depositor.

In connection with any transfer of this Certificate, the holder transferring his Certificate shall indemnify the Trust against any liability that may result if the transfer is not so exempt or is not made in accordance with any federal and state laws.

          Neither this Certificate nor any legal or beneficial interest in it may be, directly or indirectly, purchased, transferred, sold, pledged, assigned, or otherwise disposed of, and any proposed transferee of this Certificate shall not become its registered Holder, unless the conditions in Section 3.10 of the Agreement are satisfied.

          No service charge shall be made for the registration of transfer or exchange of this Certificate, but the Owner Trustee or the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Owner Trustee, the Registrar, and any Paying Agent will treat the person in whose name this Certificate is registered in the Transferor Interest Register as its owner for the purpose of receiving distributions pursuant to Section 5.2 of the Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Registrar, and any Paying Agent shall be bound by any notice to the contrary.

          The obligations created by the Agreement will terminate and this Certificate will be retired and the Trust will be dissolved when the final distribution from the Trust Estate is made resulting in the Trust having no further assets. Pursuant to Section 8.01 of the Sale and Servicing Agreement, the Master Servicer may effect the transfer of all the Mortgage Loans at their termination purchase price on any Payment Date from the Payment Date immediately before which the Class A Note Principal Balance is less than or equal to 10% of the Original Class A Note Principal Balance. This transfer will result in the termination of the Agreement and the dissolution of the Trust.

          Unless the certificate of authentication on this Certificate has been executed by the Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

Dated: [________], 20[__]

FIRST HORIZON ABS TRUST 20[__]-HE[_]

By: [_____________],
Not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

Certificate of Authentication:
This is the Transferor Certificate referenced in the

within-mentioned Agreement.

[_____________],
not in its individual capacity but solely as Registrar

By:

Authorized Officer